UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

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☒  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☐  Definitive Proxy Statement
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☐  Soliciting Material under §240.14a–12

NORTH CENTRAL BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March ___, 2009

Dear Shareholders:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of North Central Bancshares, Inc. (the “Company”), the holding company for First Federal Savings Bank of Iowa (the “Bank”), which will be held on May 5, 2009 at 10:00 a.m., Central Time, at Country Inn & Suites, located at 3259 5th Avenue South, Fort Dodge, Iowa.

The Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting.  In addition, management will report on the operations and activities of the Company and there will be an opportunity for you to ask questions about the Company’s business.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. On or about March ___, 2009, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2009 Proxy Statement and 2008 Annual Report and vote online or via telephone.  The Notice also explains how you may request to receive a paper copy of the 2009 Proxy Statement and 2008 Annual Report, as well as a paper proxy card.

Your Board of Directors unanimously recommends that you vote “FOR” the director nominees named in the Proxy Statement.

Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares you own, your vote is important and we encourage you to vote promptly.  You may vote your shares via a toll-free telephone number, over the Internet, or on a paper proxy card if you request one. Instructions regarding the three methods of voting are contained on the Notice and proxy card.  Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for your continued support.

Sincerely,

/s/ David M. Bradley

David M. Bradley
Chairman of the Board, President and
Chief Executive Officer

North Central Bancshares, Inc.
825 Central Avenue
Fort Dodge, Iowa 50501
(515) 576-7531

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, May 5, 2009
Time:	10:00 a.m., Central Time
Place:	Country Inn & Suites
3259 5th Avenue South
Fort Dodge, IA 50501

At our 2009 Annual Meeting, we will ask you to:

1.	Elect two candidates to serve as directors for a three-year period expiring at the 2012 Annual Meeting;

2.	Approve an advisory proposal on the Company’s executive pay policies and procedures; and

3.	Transact any other business as may properly come before the Annual Meeting.

You may vote at the Annual Meeting and at any adjournment or postponement thereof if you were a shareholder of the Company at the close of business on March 16, 2009, the record date.

By Order of the Board of Directors,

/s/ Corinna R. King

Corinna R. King
Secretary
Fort Dodge, Iowa
March ___, 2009

You are cordially invited to attend the Annual Meeting.  It is important that your shares be represented regardless of the number of shares you own.  The Board of Directors urges you to vote your shares promptly.  You may vote your shares via a toll-free telephone number, over the Internet, or on a paper proxy card if you request one. Voting your shares via proxy will not prevent you from voting in person if you attend the Annual Meeting.  If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend and to vote personally at the Annual Meeting.  Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company.

North Central Bancshares, Inc.
825 Central Avenue
Fort Dodge, Iowa 50501
(515) 576-7531

PROXY STATEMENT FOR THE
2009 ANNUAL MEETING OF SHAREHOLDERS

Information about this Proxy Statement

We have furnished to the shareholders of North Central Bancshares, Inc. (the “Company”) this Proxy Statement and voting instructions because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting.  You do not need to attend the Annual Meeting to vote your shares.  You may simply vote as described on the Notice of Internet Availability of Proxy Materials we mailed you and your votes will be cast for you at the Annual Meeting.  This process is also described below in the section entitled “Voting Rights.”

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 5, 2009:

On March __, 2009, we began mailing a Notice of Internet Availability of Proxy Materials to all shareholders entitled to vote which contains instructions on how to access our 2009 Proxy Statement and 2008 Annual Report and vote online or via telephone.  You may also request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice. The proxy materials are all available on the internet at the following website: www.edocumentview.com/FFFD.  In accordance with Securities and Exchange Commission (“SEC”) rules, the materials on the foregoing website are searchable, readable and printable, and the website does not use “cookies”, track user moves or gather any personal information.

If you owned shares of the Company’s common stock at the close of business on March 16, 2009, the record date, you are entitled to vote at the Annual Meeting.  On the record date, there were 1,343,448 shares of common stock issued and outstanding.

Quorum

A quorum of shareholders is necessary to hold a valid meeting.  The presence, in person or by proxy, of at least a majority of the total number of votes eligible to be cast in the election of directors will constitute a quorum.

Voting Rights

You are entitled to one vote at the Annual Meeting for each share of the Company’s common stock that you owned at the close of business on March 16, 2009.  Our Articles of Incorporation provide restrictions on the voting of our common stock if you beneficially own more than 10% of our outstanding common stock.

You may vote your shares at the Annual Meeting in person or by proxy.  The Notice of Internet Availability of Proxy Materials provides instructions on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct. In the event that you return a signed proxy card but do not specify how you want to vote your shares, your proxy will vote your shares FOR the election of the two nominees for director.

If any other matters are properly presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines.  As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those discussed in this Proxy Statement.

Vote Required

•
Proposal 1: Election of Directors.  The two nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you indicate “withhold authority” for any nominee on your proxy card, your vote will not count “for” or “against” the nominee.  You may not vote your shares cumulatively for the election of the directors.

•
Proposal 2: Advisory Proposal on Executive Pay Policies and Procedures.  Votes on this proposal may be cast for or against the proposal, or stockholders may abstain from voting on the proposal.  The proposal will be approved if the number of votes cast for approval of the proposal exceeds the number of votes cast against approval of the proposal.  If you abstain from voting on this proposal, your abstention will not affect the outcome of this proposal.  Since this is an advisory proposal, it will not be binding upon the Board. However, the Personnel and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Effect of Broker Non-Votes

If your broker holds shares that you own in “street name,” the broker may vote your shares on Proposal 1 even if the broker does not receive instructions from you.  If your broker does not vote on Proposal 1 or Proposal 2, this will constitute a “broker non-vote.”  A broker non-vote will not be counted as having voted in person or by proxy and will have no effect on the outcome of the election of the directors or on the approval of the advisory proposal on executive pay policies and procedures.

Confidential Voting Policy

The Company maintains a policy of keeping shareholder votes confidential.  The Company only allows its Inspector of Election examine the voting materials.  The Inspector of Election will not disclose your vote to management unless it is necessary to meet legal requirements.  The Inspector of Election will, however, forward any written comments that you may have to management.

Revoking Your Proxy

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by:

•	Filing with the Secretary of the Company a letter revoking the proxy;

•	Timely submitting another signed proxy with a later date; or

•	Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to voting.

If your shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.  Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company’s common stock as of the record date.

Voting Procedures for Shares Held in ESOP and 401(k) Plan Account

If you are a participant in our Employee Stock Ownership Plan (“ESOP”) or 401(k) Plan and have Company common stock held on your account, you have the right to direct the voting of these shares through the respective plans’ trustees.  If you have such rights, you will receive a separate mailing with instructions for exercising your rights to direct the voting of Company common stock held in your plan accounts.  Please follow these instructions to direct the vote of Company common stock held in your ESOP and 401(k) Plan accounts.

Solicitation of Proxies

The Company will pay the costs of soliciting proxies from its shareholders.  Directors, officers or employees of the Company and the Bank may solicit proxies by mail, telephone and other forms of communication, and will receive no additional compensation.  We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-K

While the Company’s 2008 Annual Report to Shareholders is available for review along with this proxy statement, additional information about the Company and the fiscal year ended December 31, 2008 will be included in the Annual Report on Form 10-K.  If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which we will file with the SEC by March 31, 2009, we will send you one (without exhibits) free of charge.  Please write to:

Corinna R. King
North Central Bancshares, Inc.
825 Central Avenue
Fort Dodge, Iowa 50501

The complete Annual Report on Form 10-K is available on the SEC’s website at www.sec.gov or via the Bank’s website at www.firstfederaliowa.com under “Investor Info.” The information set forth on our website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of the Company’s other filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that the Company specifically so provides.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table shows certain information for persons who we know “beneficially owned” 5% or more of our common stock as of March 16, 2009.  In general, beneficial ownership includes those shares over which a person has voting or investment power.  In this proxy statement, “voting power” is the power to vote or direct the voting of shares, and “investment power” includes the power to dispose or direct the disposition of shares.  Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days (such as through the exercise of stock options) after March 16, 2009.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent(1)
Employee Stock Ownership Plan of First Federal Savings Bank of Iowa 825 Central Avenue Fort Dodge, IA 50501	148,206	(2)	11.03%

FMR LLC Edward C. Johnson, III Fidelity Management & Research Company Fidelity Low Priced Stock Fund 82 Devonshire Street Boston, MA 02109	133,861	(3)	9.93%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	122,200	(4)	9.10%

Thomson Horstmann & Bryant, Inc. Park 80 West, Plaza One Saddle Brook, NJ 07663	90,526	(5)	6.74%

Financial Edge Fund, L.P. et al c/o PL Capital, 20 East Jefferson Avenue, Suite 22, Naperville, Illinois 60540	71,406	(6)	5.32%

(1)	Percentages with respect to each person or group of persons have been calculated based upon 1,343,448 shares of the Company’s common stock outstanding as of March 16, 2009.
(2)
The Employee Stock Ownership Plan (“ESOP”) is administered by a committee of the Company’s Board of Directors (the “ESOP Committee”).  The ESOP’s assets are held in a trust (the “ESOP Trust”), for which First Bankers Trust Company, N.A. serves as trustee (the “ESOP Trustee”).  The ESOP Trust purchased these shares with funds borrowed from the Company, initially placed these shares in a suspense account for future allocation and has allocated them to employees over a period of years as its acquisition debt was retired.  The terms of the ESOP Trust Agreement provide that, subject to the ESOP Trustee’s fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the ESOP Committee will vote, tender or exchange shares of Common Stock held in the ESOP Trust in accordance with the following rule: the ESOP Committee will vote, tender or exchange shares of Common Stock allocated to participants’ accounts in accordance with instructions received from the participants.  As of March 16, 2009, all shares held by the ESOP Trust have been allocated.  The ESOP Committee will vote allocated shares as to which no instructions are received in the same proportion as allocated shares with respect to which the ESOP trustee receives instructions are voted.  In addition, with respect to allocated shares as to which no instructions are received, the ESOP Trustee will be deemed to have received instructions not to tender or exchange such shares.  Except as described above, the ESOP Committee of the Company’s Board of Directors has sole investment power, but no voting power, over the Common Stock held in the ESOP Trust.

(3)
Based on a Form 13F filed by FMR LLC with the SEC on February 17, 2009 and a Schedule 13G/A filed with the SEC on February 14, 2008, Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC and an investment advisor, is the beneficial owner of 133,861 shares of the Company’s Common Stock as a result of acting as an investment adviser to Fidelity Low Priced Stock Fund.  In their capacity as the predominant owners of Series B voting common shares of FMR LLC, members of the Edward C. Johnson, III family together own approximately 49% of FMR LLC.  In addition, the Johnson family group and all other Series B shareholders of FMR LLC have entered into a shareholders’ voting agreement under which all Series B share of FMR Corp. will be voted in accordance with the majority vote of Series B shares of FMR LLC.  Based on the foregoing, the Johnson family may be deemed to form a controlling group with respect to FMR LLC.  Neither FMR LLC nor Edward C. Johnson, III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees.  According to the 13G, the reporting persons have sole dispositive power with respect to the shares reported above.

(4)
Based on a Schedule 13G/A filed with the SEC on February 9, 2009 by Dimensional Fund Advisors, Inc. (“Dimensional”), an investment adviser.  According to the Schedule 13G/A, Dimensional disclaims beneficial ownership of such shares and may be deemed to have sole voting power and sole dispositive power with respect to the shares reported above.

(5)
Based on a Schedule 13G filed with the SEC on February 13, 2009 by Thomson Horstmann & Bryant, Inc., an investment adviser. According to the Schedule 13G, Thomson Horstmann & Bryant, Inc. has sole voting power and sole dispositive power with respect to the shares reported above.

(6)
Based on a Schedule 13D filed with the SEC on January 21, 2009 by Financial Edge Fund, L.P., Financial Edge-Strategic Fund, L.P., PL Capital/Focused Fund, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, L.P., Goodbody/PL Capital, LLC, and John W. Palmer and Richard J. Lashley, as Managing Members of PL Capital, LLC, PL Capital Advisors, LLC and Goodbody/PL Capital LLC, jointly report beneficial ownership of certain shares of the Company’s common stock.  According to the Schedule 13D, (a) Financial Edge Fund, L.P. has shared voting and shared dispositive power over 28,541 shares, (b)  Financial Edge—Strategic Fund, L.P. has shared voting and shared dispositive power over 14,000 shares, (c) Goodbody/PL Capital, L.P. has shared voting and shared dispositive power over 14,000 shares, (d) PL Capital/Focused Fund, L.P. has shared voting and shared dispositive power over 14,865 shares, (e) PL Capital, LLC has shared voting and shared dispositive power over 57,406 shares, (f) PL Capital Advisors, LLC has shared voting and shared dispositive power over 71,406 shares, (g) Goodbody/PL Capital, LLC has shared voting and shared dispositive power over 14,000 shares, and (h) John W. Palmer and Richard J. Lashley, as Managing Members of PL Capital, LLC, PL Capital Advisors, LLC and Goodbody/PL Capital LLC each have shared voting and shared dispositive power over 71,406 shares.

Security Ownership of Management

The following table sets forth information with respect to the shares of our common stock beneficially owned by each director of the Company, by each named executive officer of the Company identified in the Summary Compensation Table included elsewhere in this proxy statement and all directors and executive officers of the Company or the Bank, as a group as of March 16, 2009.  The percent of common stock outstanding for each person identified below was based on a total of 1,343,448 shares of our common stock as of March 16, 2009, plus shares of Company common stock that such person or group has the right to acquire within 60 days after March 16, 2009, by the exercise of stock options.  Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Company common stock listed next to their name.

Name	Title(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Common Stock Outstanding
David M. Bradley	Chairman and Chief Executive Officer of the Company and the Bank; President of the Company	59,293	(3)	4.4%

C. Thomas Chalstrom	Director and Executive Vice President of the Company; President and Chief Operating Officer of the Bank	16,990	(4)	1.3%

Kyle C. Cook	Treasurer and Chief Financial Officer	1,890	(5)	*

Paul F. Bognanno	Director	7,966	(6)	*

Randall L. Minear	Director	6,000	(7)	*

Melvin R. Schroeder	Director	8,204	(8)	*

Robert H. Singer, Jr.	Director	17,158	(9)	1.3%

Mark M. Thompson	Director	23,563	(10)	1.8%

All directors and executive officers as a group (10 persons)		262,651		18.9%

*	Less than 1% of common stock outstanding.
(1)	Unless indicated, titles are for both the Company and the Bank.
(2)
See “Principal Shareholders of the Company” for a definition of “beneficial ownership.”  The figure shown for all directors and executive officers as a group includes all 148,206 shares held in the ESOP as to which the members of the Company’s ESOP Committee (consisting of Directors Schroeder, Singer, and Minear) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such Committee member to be deemed a beneficial owner of such shares. Each of the members of the ESOP Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the ESOP Committee individually. The figures shown include shares held pursuant to First Federal Savings Bank of Iowa Employees Savings and Profit Sharing Plan and Trust that have been allocated as of March 16, 2009, to all executive officers as a group.  Such persons have sole voting power and sole investment power as to such shares.

(3)
Includes 8,005 shares held in the Bank’s 401(k) plan, 20,892 shares held in the Bank’s ESOP, 203 shares held by Mr. Bradley’s spouse and child, and 4,146 shares held in Mr. Bradley’s individual retirement account.  Also includes 400 unvested shares of restricted stock over which Mr. Bradley has sole voting power but no investment power.  Also includes 17,500 shares which may be acquired upon the exercise of stock options within 60 days after March 16, 2009.

(4)
Includes 957 shares held in the Bank’s 401(k) plan and 9,623 shares held in the Bank’s ESOP.  Also includes 400 unvested shares of restricted stock over which Mr. Chalstrom has sole voting power but no investment power.  Also includes 3,000 shares which may be acquired upon the exercise of stock options within 60 days after March 16, 2009.

(5)	Includes 893 shares held in the Bank’s 401(k) plan and 2 shares held in the Bank’s ESOP.
(6)
Includes 400 unvested shares of restricted stock over which Mr. Bognanno has sole voting power but no investment power.  Also includes 3,666 shares which may be acquired upon the exercise of stock options within 60 days of March 16, 2009.

(7)
Includes 400 unvested shares of restricted stock over which Mr. Minear has sole voting power but no investment power.  Also includes 4,000 shares which may be acquired upon the exercise of stock options within 60 days after March 16, 2009.

(8)	Includes 400 unvested shares of restricted stock over which Mr. Schroeder has sole voting power but no investment power.
(9)
Includes 2,000 shares owned by Mr. Singer’s spouse.  Also includes 400 unvested shares of restricted stock over which Mr. Singer has sole voting power but no investment power.  Also includes 8,000 shares which may be acquired upon the exercise of stock options within 60 days after March 16, 2009.

(10)
Includes 2,150 shares held in Mr. Thompson’s individual retirement account, 2,000 shares held in a limited partnership for which Mr. Thompson is the general partner, and 3,213 shares held in a limited partnership for which Mr. Thompson is a limited partner and the acting general partner under a power of attorney granted by the general partner.  Includes 400 unvested shares of restricted stock over which Mr. Thompson has sole voting power but no investment power.  Also includes 14,000 shares which may be acquired upon the exercise of stock options within 60 days after March 16, 2009.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes, with each class to contain, as near as may be possible, one-third of the entire number of the Board.  The directors of each class serve for a term of three years, with one class elected each year.  In all cases, directors serve until their successors are elected and qualified.

The Nominating Committee has nominated two candidates for election as directors at the Annual Meeting, each to serve for a three year term ending in 2012.  Each nominee has consented to being named in this Proxy Statement and to serve, if elected.  However, if any nominee should become unable to serve, the proxies received in response to this solicitation that were voted in favor of such nominee will be voted for the election of such other person as shall be designated by the Board of Directors of the Company, unless the Board of Directors shall determine to further reduce the number of directors pursuant to the Bylaws of the Company.  In any event, proxies cannot be voted for a greater number of persons than the two nominees named.

Information with Respect to Nominees and Continuing Directors

The following table sets forth certain information with respect to each nominee for election as a director and each director whose term does not expire at the Annual Meeting (“Continuing Director”).  There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director of the Company.  For information with respect to security ownership of directors, see “Security Ownership of Certain Beneficial Owners and Management — Security Ownership of Management.”

Name	Age(1)	End of Term	Position Held with Company	Director Since(2)
Nominees
David M. Bradley	56	2012	Chairman of the Board, President and Chief Executive Officer	1989
Robert H. Singer, Jr.	60	2012	Director	1997
Continuing Directors
C. Thomas Chalstrom	44	2010	Executive Vice President	2004
Randall L. Minear	51	2010	Director	2004
Melvin R. Schroeder	71	2010	Director	1992
Mark M. Thompson	56	2011	Director	1999
Paul F. Bognanno	59	2011	Director	2005

(1)	At December 31, 2008.
(2)	Includes terms as directors of the Bank prior to the incorporation of the Company on December 5, 1995.

The principal occupation and business experience of each nominee for election as director and each Continuing Director is set forth below.  Positions held by a director or executive officer have been held for at least the past five years unless stated otherwise.

Nominees for Election as Directors

David M. Bradley has served as President and Chief Executive Officer of the Company and as Chief Executive Officer of the Bank since October 2007.  He also served as the President and Chief Executive Officer of the Company from the Company’s inception in December 1995 until July 1, 2007.  He has been employed by the Bank since 1982 and served as its CEO from 1992 to July 1, 2007. He has served as the Chairman of the Board of North Central Bancshares, Inc. and First Federal Savings Bank of Iowa since 1997.

Robert H. Singer, Jr. is a Supervisor for Webster County, Iowa.  Mr. Singer is serving a four-year term expiring December 2012.

Continuing Directors

C. Thomas Chalstrom has served as the Chief Operating Officer of the Bank since 1998 and as President of the Bank since 2004.  He was Executive Vice President of the Bank from 1994 until 2004, and has been employed with the Bank since 1985.

Randall L. Minear has served as President of Terrus Real Estate Group, located in Des Moines, Iowa since 2000.  He formerly served as the Director of Corporate Real Estate for The Principal Financial Group and as President of Principal Real Estate Services, a subsidiary of The Principal Financial Group.

Melvin R. Schroeder was formerly Vice President of Instruction at Iowa Central Community College in Fort Dodge, Iowa, until his retirement in 2001.  He had been employed with the College since 1967.

Mark M. Thompson has been an owner of Thompson & Eich CPAs (formerly known as Mark Thompson CPA, P.C.) in Fort Dodge, Iowa since 1984 and has been a certified public accountant since 1978.

Paul F. Bognanno serves as Chairman of Radian Guaranty (NYSE: RDN), a position he has held since November 1, 2008.  Mr. Bognanno served as Vice Chairman  of Radian Guaranty from November 2007 to November 2008.  Mr. Bognanno served as Senior Executive Vice President of the Company from February 1, 2007 to July 1, 2007 and as President and Chief Executive Officer of the Company and the Bank from July 1, 2007 until October 31, 2007.  From 1993 to 2004, he was the President and Chief Executive Officer of Principal Residential Mortgage, a wholly-owned subsidiary of The Principal Financial Group.

The Board of Directors unanimously recommends a vote “FOR” all of the nominees for election as directors.

BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors Independence

The Board of Directors is comprised of a majority of directors who qualify as independent according to Nasdaq Stock Market listing standards. Based upon the term “independent” as defined by Nasdaq Stock Market listing standards, the Board of Directors has determined that the following directors and director nominees are independent:  Robert H. Singer, Jr., Mark M. Thompson, Melvin R. Schroeder and Randall L. Minear.

Annually, the Board of Directors reviews the relationships that each director has with the Company and its affiliates as well as the criteria and standards for determining independence. Upon review, the Board of Directors affirmatively determines which directors are considered independent.

Board and Committee Meetings

The Company’s Board of Directors held twelve regular meetings, one annual meeting, and one reorganizational meeting during 2008.  During 2008, all directors of the Company attended at least 75% of the total meetings held during the period of their service on the Board of Directors and committees thereof.  The Board of Directors maintains certain committees, the nature and composition of which are described below.

Personnel and Compensation Committee.  The Personnel and Compensation Committee meets periodically to review the performance of, and to make recommendations to, the Board regarding the compensation of the Company’s officers and directors.  The Personnel and Compensation Committee recommends to the Board the compensation of executive officers of the Company.  The executive officers who participate in the Personnel and Compensation Committee’s compensation-setting process are the Chief Executive Officer and Chief Operating Officer.  The Chief Executive Officer acts as Secretary to the Personnel and Compensation Committee.  Executive officer participation is meant to provide the Personnel and Compensation Committee with input regarding the Company’s compensation philosophy, process and decisions.  In addition to providing factual information such as company-wide performance on relevant measures, these executives articulate management’s views regarding current compensation programs and processes, recommend relevant performance measures to be used for future awards, and otherwise supply information to assist the Personnel and Compensation Committee.  The Chief Executive Officer also provides information about individual performance assessments for the other named executive officers, and expresses his view on the appropriate levels of compensation for the other named executive officers for the ensuing year.  The Chief Executive Officer and Chief Operating Officer participate in Committee discussions purely in an informational and advisory capacity, but have no vote in the Committee’s decision-making process.

In 2008, the Personnel and Compensation Committee of the Company was comprised of Directors Schroeder (Chair), Singer, and Minear.  The Personnel and Compensation Committee met three times during the year ended December 31, 2008.  All members of the Personnel and Compensation Committee are independent directors as defined in the The Nasdaq Stock Market listing standards.  The Board of Directors has not adopted a written charter for the Personnel and Compensation Committee.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee formulates our corporate governance guidelines and determines the qualification and independence of directors and committee members.  The committee is responsible for nominating persons for election to the Board of Directors and also reviews whether shareholder nominations (if any) comply with the notice procedures set forth in the Company’s bylaws.  The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of the most current version of which is attached as Appendix A to this Proxy Statement.

In 2008, the Nominating and Corporate Governance Committee was comprised of Directors Singer (Chair), Minear, and Schroeder until April 25, 2008 and Directors Minear (Chair), Thompson, and Schroeder beginning April 25, 2008.  The Nominating and Corporate Governance Committee met two times during the year ended December 31, 2008.  All members of the Nominating and Corporate Governance Committee are independent directors as defined in The Nasdaq Stock Market listing standards.

It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by shareholders in accordance with Article V, Section V of the Company’s bylaws.  Pursuant to Article II, Section XI of the Company’s bylaws, any shareholder of record of the Company entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary of the Company may recommend or nominate a director candidate for consideration by the committee.  To be timely, a shareholder’s notice must be delivered to or received by the Secretary not later than the following dates:  (i) with respect to an election of directors to be held at an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year’s annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting; and (ii) with respect to an election to be held at an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or at a special meeting of shareholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders.  The shareholder’s notice to the Secretary must set forth certain information regarding the proposed nominee and the shareholder making such nomination.  If a nomination is not properly brought before the meeting in accordance with the Company’s bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered.  For additional information about the Company’s director nomination requirements, please see the Company’s bylaws.

It is the policy of the Nominating and Corporate Governance Committee to select individuals as director nominees with the goal of creating a balance of knowledge, experience and interest on the Board.  The committee evaluates candidates for their character, judgment, business experience and acumen.  Shareholder nominees are analyzed by the Nominating and Corporate Governance Committee in the same manner as nominees that are identified by the committee.  The Company does not pay a fee to any third party to identify or evaluate nominees.

David M. Bradley and Robert H. Singer, Jr. were each nominated by the non-management, independent directors that comprise the Nominating and Corporate Governance Committee.  As of March 2, 2009, the Nominating and Corporate Governance Committee had not received any shareholder recommendations for nominees in connection with the 2009 Annual Meeting.

Audit Committee.  In 2008, the Audit Committee was comprised of Directors Thompson (chair), Singer, and Schroeder.  The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our outside auditors and reports any substantive issues found during the audit to the Board.  The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors.  The committee will also review and approve all transactions with affiliated parties.  The Board of Directors of the Company has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to our Proxy Statement for the 2008 Annual Meeting which was filed with the SEC on March 17, 2008.  All members of the Audit Committee are independent directors as defined in The Nasdaq Stock Market listing standards.  The Company believes that Director Thompson qualifies as an “Audit Committee Financial Expert” as that term is defined by applicable SEC rules and has been so designated by the Board of Directors.  The committee met four times in the 2008 fiscal year.

Shareholder Communications with our Board of Directors

Shareholders may contact the Company’s Board by contacting Corinna R. King, Corporate Secretary, at North Central Bancshares, Inc., 825 Central Avenue, Fort Dodge, Iowa 50501 or at (515) 453-9954.  All comments will be forwarded directly to the Board of Directors.

All directors and nominees are expected to attend Annual Meetings.  At the 2008 Annual Meeting, all members of the Board of Directors were in attendance.

AUDIT COMMITTEE REPORT

North Central Bancshares, Inc. Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC.  Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

The Company’s Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2008 with management and McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm.  The Company’s Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee) as adopted by the Public Company Accounting Oversight Board in Rule 3200T with McGladrey & Pullen, LLP.

The Company’s Audit Committee has also received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3600T has discussed the independence of McGladrey & Pullen, LLP and considered whether the provision of non-audit services by McGladrey & Pullen, LLP or by its affiliate RSM McGladrey, Inc. is compatible with maintaining the independent registered public accounting firm’s independence.

Based on the review and the discussions noted above, the Company’s Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and filed with the SEC.

Audit Committee of
North Central Bancshares, Inc.

Mark M. Thompson (Chairman)
Melvin R. Schroeder
Robert H. Singer, Jr.

Principal Accountant Fees and Services

Pursuant to its charter, the Audit Committee is responsible for appointing the Company's independent registered public accounting firm. For fiscal 2008 and 2007, the Audit Committee appointed McGladrey & Pullen, LLP to serve in this capacity. The Audit Committee has not yet selected the Company's independent registered public accounting firm for fiscal 2009. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting to answer questions concerning the financial statements and to make a statement at the meeting if they so desire.

The following table presents fees for professional services rendered by McGladrey & Pullen, LLP for the audit of the Company’s financial statements for the years ended December 31, 2008 and 2007 and fees for other services rendered by McGladrey & Pullen, LLP or its affiliate RSM McGladrey, Inc. during those periods:

Audit Fees

	2008	2007
Audit Fees(1)	$118,250	$113,000
Audit-Related Fees(2)	17,600	9,100
Tax Fees(3)	30,160	26,705
All Other Fees(4)	-	7,800
Total	$166,010	$156,605

(1)
Includes fees to McGladrey & Pullen, LLP related to review of Form 10-K, annual report and proxy; review of financial statements included in Form 10-Qs; attendance at audit committee meetings related to the audit or reviews; consultations on audit and accounting matters arising during the audit or reviews; and services in connection with statutory and regulatory filings (consents, assistance with and review of documents filed with the SEC).

(2)	Includes fees to McGladrey & Pullen, LLP related to audits of employee benefit plans.
(3)	Includes fees to RSM McGladrey, Inc. related to tax compliance, tax planning and tax advice.
(4)	Includes fees to McGladrey & Pullen, LLP related to FIN48 implementation in 2007.

Audit Committee Preapproval Policy

Preapproval of Services.  The Audit Committee preapproves all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent registered public accounting firm or its affiliate, subject to the de minimis exception for non-audit services described below which are approved by the Audit Committee prior to completion of the audit.

Exception.  The preapproval requirement set forth above, is not be applicable with respect to non-audit services if:

(i)
The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided;

(ii)	Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

(iii)
Such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee.

Delegation.  The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required preapprovals.  The decisions of any member to whom authority is delegated to preapprove activities is presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee approved all services performed by McGladrey & Pullen, LLP and RSM McGladrey, Inc. during fiscal year 2008 pursuant to the policies outlined above.

Executive Officers Who Are Not Directors or Nominees

The following individuals are executive officers of the Company and the Bank who are not Continuing Directors or director nominees and hold the offices set forth below opposite their names.

Name	Positions Held with the Company and the Bank
Kyle C. Cook	Chief Financial Officer and Treasurer
Kirk A. Yung	Senior Vice President
Thomas J. Hromatka	Senior Vice President (1)

(1)           Mr. Hromatka is a Senior Vice President of the Bank and does not hold a position with the Company.

The executive officers of the Company and the Bank are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation, or removal.

Biographical information of the executive officers of the Company and the Bank who are not Continuing Directors or director nominees is set forth below.

Kyle C. Cook, CPA, age 36, has served as Chief Financial Officer of the Company and the Bank since June 2007.  Prior to joining the Company, Mr. Cook was chief financial officer for Liberty Bank in West Des Moines, Iowa for three years.  He began his career with KPMG LLP and was employed there from 1996 to 2004, most recently as a tax senior manager.

Kirk A. Yung, age 46, has been employed with the Bank since 1990, was named Senior Vice President in January 1995, and is in charge of commercial real estate lending.

Thomas J. Hromatka, age 52, was appointed Senior Vice President of the Bank in December 2008.  Prior to joining the Bank, Mr. Hromatka was the President of VisionBank, headquartered in West Des Moines, Iowa from January 2006 to December 2008.  Prior to VisionBank, he was employed in various capacities by Liberty Bank in West Des Moines, Iowa from August 2000 to December 2005.

EXECUTIVE COMPENSATION

The table below sets forth the compensation for the Company’s Chief Executive Officer and the Company’s two other most highly compensated officers (the “Named Executive Officers” or “NEOs”) for the fiscal year ended December 31, 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Positions	Year	Salary(1) ($)		Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compen- sation	All Other Compensation (4)(5) ($)	Total ($)
David M. Bradley Chairman, President and Chief Executive Officer	2008 2007	250,000 208,333	(6)	100 100	12,201 8,130	15,947 15,948	– –	24,156 20,920	302,402 253,431
C. Thomas Chalstrom Director, Executive Vice President and Chief Operating Officer	2008 2007	165,000 160,000		100 100	12,201 8,130	7,974 7,974	– –	7,496 5,537	192,769 181,741
Kyle C. Cook Treasurer and Chief Financial Officer (7)	2008	130,000		100	–	–	–	5,875	135,973

(1)	No amounts of salary were deferred under the First Federal Savings Bank of Iowa Supplemental Retirement and Deferred Compensation Plan (“SERP”) during fiscal year 2008.

(2)	Employees of the Company received a $100 holiday bonus for 2007 and 2008.

(3)
Represents the compensation cost recognized for the fiscal year for restricted stock and options to purchase shares of common stock outstanding to the Named Executive Officer, regardless of the year in which granted and calculated in accordance with FAS 123R for financial statement purposes.  For more information concerning the assumptions used for these calculations, please refer to Note 11 of the Notes to the Consolidated Financial Statements included in the 2008 Annual Report to Shareholders, attached as Exhibit 13.1 to the Annual Report on Form 10-K to be filed with the SEC.

(4)
The Named Executive Officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation.  The figure shown in the Summary Compensation Table for fiscal year 2008 for each named executive officer includes the following items:

Executive	Tax Gross-up on Holiday Bonus Awards ($)	Allocation of Common Stock under the ESOP ($)	401(k) Matching contributions ($)	Discretionary Company Contribution to the SERP ($)	Total ($)
David M. Bradley	2	104	10,050	14,000	24,156
C. Thomas Chalstrom	2	69	7,425	–	7,496
Kyle C. Cook	2	23	5,850	–	5,875

(5)	We provide certain non-cash perquisites and personal benefits to each NEO that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

(6)
Mr. Bradley served as the Company’s President and Chief Executive Officer for the periods January 1, 2007 through July 1, 2007 and from October 31, 2007 to the present.  Mr. Bradley’s base salary remained the same in 2007 and 2008.  The difference in Mr. Bradley’s 2007 and 2008 salary reported above is attributable to his service as Company’s President and Chief Executive Officer for all of 2008.

(7)
Mr. Cook was appointed Treasurer and Chief Financial Officer in June 2007.  Because he was not required to be listed as a Named Executive Officer for 2007, information about his 2007 compensation is not included.

The following discussion provides certain additional information in order to aid in an understanding of the information disclosed in the Summary Compensation table.

Annual Incentive Awards.  The Company maintains the North Central Bancshares, Inc. 2006 Incentive Award Plan (“Incentive Plan”) for the purpose of promoting growth and profitability of the Company and the Bank by providing eligible key officers with an incentive to achieve corporate objectives and by attracting and retaining individuals of outstanding competence.

The Incentive Plan is intended to tie to a meaningful portion of the NEOs’ total compensation to the Company and/or individual objectives.   For positions with more strategic responsibilities, the incentive awards are tied to the Company’s performance to a greater extent.  In order to tie a significant portion of the Chief Executive Officer’s, the Chief Financial Officer’s, and the Chief Operating Officer’s total compensation to Company performance, 100% of Mr. Bradley’s, Mr. Cook’s, and Mr. Chalstrom’s bonus is dependent upon the Company’s attainment of pre-established performance goals.  For fiscal year 2008, net income or earnings per share goals were applied to measure corporate performance, but such corporate goals were not achieved due to overall economic conditions.  In absence of the Company’s attainment of its threshold performance, Mr. Bradley, Mr. Cook, and Mr. Chalstrom did not receive bonuses under the Incentive Plan.

The bonus under the Incentive Plan is calculated by issuing “incentive award units.”  An “incentive award unit” is a hypothetical unit, the value of which is equal to 0.1% of the Company’s budgeted net income for the applicable year (determined in accordance with generally accepted accounting principles) or other value assigned by the Board of Directors.  The number of incentive award units that an NEO may receive varies by the NEO’s position and achievement of threshold, target, above target or maximum levels of budgeted net income or other performance goals.  The table below sets forth the number of incentive award units that may be attained by the NEOs for achievements of various levels of corporate or individual performance goals in a given year.

Number of Incentive Award Units

	Level of Achievement
Executive	Threshold	Target	Above Target	Maximum
David M. Bradley	3	6	9	12
C. Thomas Chalstrom	3	6	9	12
Kyle C. Cook	3	6	9	12

Equity Incentive Awards.  The Company maintains the North Central Bancshares, Inc. 2006 Stock Incentive Plan (“SIP”) for the purpose of promoting growth and profitability of the Company by providing certain directors, key officers and employees of the Company and the Bank with an incentive to achieve corporate objectives and by attracting and retaining individuals of outstanding competence through a participation interest in the performance of Common Stock of the Company.

On April 25, 2008, the Company granted restricted stock pursuant to the SIP and the related Restricted Stock Award Notice to Mr. Bradley and Mr. Chalstrom.  Each individual was granted 400 shares of restricted Company stock under the SIP which will become fully vested on April 25, 2009.

Nonqualified Deferred Compensation Plan.  The Bank maintains the First Federal Savings Bank of Iowa Supplemental Retirement and Deferred Compensation Plan (the “SERP”).  For 2008, Mr. Bradley was the sole participant under the SERP.  During 2008, Mr. Bradley made no deferral contributions to the SERP and the Company made a $14,000 discretionary contribution to Mr. Bradley’s SERP account.  Mr. Bradley is 100% vested in the discretionary Company contribution made on his behalf during 2008.  See “Post Employment Payments - Nonqualified Deferred Compensation Plan” for additional details.

Stock Awards and Stock Option Grants Outstanding

The following table sets forth information regarding equity awards outstanding at December 31, 2008 with respect to each Named Executive Officer.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

	Options Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (#) (4)	Market Value of Shares or Units of Stock That Have Not Vested ($)
David M. Bradley	11,500	(1)	–		$17.38	01/01/2011	400	4,600
	4,000	(2)	6,000	(2)	$38.67	02/24/2016	–	–
C. Thomas Chalstrom	2,000	(2)	3,000	(2)	$38.67	02/24/2016	400	4,600
Kyle C. Cook	–		–		–	–	–	–

(1)	Options vested over five years, at an annual rate of 20%, with the final vesting on January 1, 2006.

(2)	Options vest over five years, at an annual rate of 20%, with the first vesting on February 24, 2007 and each anniversary thereafter.

(3)	Options shall expire on the tenth anniversary of the date of grant.

(4)	Restricted stock awards granted on April 25, 2008, which fully vest on April 25, 2009.

Employment Agreements

The Company and the Bank have entered into separate, parallel employment agreements with each of David M. Bradley, as President and Chief Executive Officer of the Company and the Bank; C. Thomas Chalstrom, as Executive Vice President of the Company and President and Chief Operating Officer of the Bank; and Kyle C. Cook, as Chief Financial Officer of the Company and the Bank (collectively, the “Employment Agreements”).  As discussed below, the Employment Agreements provide for severance payments to the NEOs in certain circumstances.  However, recently enacted legislation severely limits our ability to make any payments to our senior executive officers on account of their termination from the company other than payments for services rendered prior to termination as long as we are participating in TARP.  Therefore, we may not be able to meet our obligations under the Employment Agreements and the Retention Agreement.  However, as discussed below, each of the NEOs executed amendments to the Employment Agreements wherein they agreed to those changes to the applicable agreements that are necessary to comply with rules applicable to TARP participants.  Therefore, we will not make prohibited severance payments due under the Employment Agreements as long as we are participating in the TARP.

The Employment Agreements are described below.

•
Term.  The Employment Agreements with the Company contain three-year terms with “evergreen” renewal provisions.  The Employment Agreements with the Bank contain three-year terms; commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may, with the NEOs’ concurrence and after conducting a performance evaluation, extend this term for an additional year, so that the remaining term shall be three years.

•
Base salary.  Each NEO’s base salary will be reviewed annually by the Personnel and Compensation Committee of the Board of Directors.  Subject to such review, each NEO’s base salary may be increased on the basis of his job performance and the overall performance of the Company and the Bank.

•
Employee benefits.  Each NEO is entitled to participate in stock, retirement and welfare benefit plans and is eligible for fringe benefits applicable to executive personnel that are deemed appropriate by the Company and the Bank.

•
Severance payments.  In the event the Company or the Bank terminates the NEO for reasons other than for cause, or in the event of the NEO’s resignation from the Company and the Bank by reason of: (i) failure to be re-appointed, elected or re-elected to his current offices; (ii) a material change in his functions, duties or responsibilities; (iii) a relocation of his principal place of employment without his consent; (iv) a change in control; or (v) a breach of the Employment Agreement by the Company or the Bank, the NEO or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the present value of the remaining base salary and bonus payments due to him and the additional contributions or benefits that would have been earned under any employee benefit plans of the Company or the Bank during the remaining term of the Employment Agreement.  The Company and the Bank would also continue the NEO’s life, health and disability insurance coverage for the remaining term of the Employment Agreements.

•
Maximum limitations on severance benefits.  Cash and benefits paid to an NEO under the Employment Agreements together with payments under other benefit plans following a change in control of the Company or the Bank may constitute an “excess parachute” payment under Section 280G of the Internal Revenue Code (the “Code”), resulting in the imposition of a 20% excise tax on the recipient and the denial of a deduction for such excess amounts to the Company and the Bank.  In such an event, payments under the Employment Agreement will be limited to such amount as may be paid without giving rise to such tax.

•
Offset.  Payment under the Company Employment Agreement will be made by the Company.  In addition, payments under the Bank Employment Agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank.  However, to the extent that payments under the Company Employment Agreement and the Bank Employment Agreement are duplicative, payments due under the Company’s Employment Agreement would be offset by amounts actually paid by the Bank.  The Employment Agreements also provide that the NEOs would be entitled to reimbursement of certain costs incurred in negotiating, interpreting or enforcing the Employment Agreements.  The NEOs would also be indemnified by the Company and the Bank to the fullest extent allowable under federal and Iowa law, respectively.

•	Covenants. The NEOs agree to covenants providing for the confidentiality of information, and one year of non-competition and non-solicitation of Company or Bank employees and customers.

Troubled Asset Relief Program—Capital Purchase Program Matters

As previously reported, on January 9, 2009, the Company issued 10,200 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and a warrant to purchase 99,157 shares of the Company’s common stock to the U.S. Treasury as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”), for an aggregate purchase price of $10,200,000.

As required by the agreements governing the TARP-CPP investment, in order to comply with  the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by the guidance and regulation under Section 111(b) of EESA that was issued and in effect on January 9, 2009, each of the Named Executives Officers as well as Kirk A. Yung (who collectively constitute the Company’s Senior Executive Officers (as defined in the TARP-CPP agreements) (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury Department or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulations issued by the U.S. Treasury under the TARP-CPP as published in the Federal Register on October 20, 2008 and acknowledging that the regulations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so−called “golden parachute” agreements) (collectively, “SEO Agreements”) as they relate to the period the U.S. Treasury holds any equity or debt securities of the Company acquired through the TARP-CPP and (ii) entered into an Omnibus Amendment Agreement (the “Omnibus Amendment Agreement”) with the Company amending the SEO Agreements with respect to such Senior Executive Officer as may be necessary, during the period that the U.S. Treasury owns any debt or equity securities of the Company acquired pursuant to the TARP-CPP agreements or the warrant, as necessary to comply with Section 111(b) of the EESA.  The Omnibus Amendment Agreement with each Senior Executive Officer also provides that any bonus or incentive compensation paid to the Executive during the time that the U.S. Treasury owns any of the securities it purchased through the TARP-CPP will be subject to recovery or “clawback” by the Company or its affiliates if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, as reasonably determined by the Personnel and Compensation Committee pursuant to Section 111(b) of the EESA and the U.S. Treasury guidance and regulations issued thereunder.

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (“ARRA”) went into effect and amended certain provisions of EESA, including replacing Section 111 of EESA in its entirety.  The new Section 111 allows a company, subject to consultation with the appropriate Federal banking agency, to repay any assistance previously received pursuant to the TARP-CPP without regard to the source of replacement funds or any waiting period.  In addition, the new Section 111 set forth in ARRA includes standards and requirements regarding executive compensation and corporate governance, including the following:

•	Limits on compensation that exclude incentives for the Company’s Senior Executive Officers to take unnecessary and excessive risks that threaten the value of the Company;

•
A provision for the recovery of any bonus, retention award, or incentive compensation paid to the Company’s Senior Executive Officers or to any of the Company’s next twenty most highly compensated employees based on certain financial statements or other criteria that are later found to be materially inaccurate;

•
A prohibition on the Company from making any payments to the Senior Executive Officers or to any of the next five most highly compensated employees for departure from the Company for any reason, except for payments for services performed or benefits accrued;

•
A prohibition on the Company’s ability to pay bonuses and certain other compensation to the Company’s Chief Executive Officer, except with respect to certain restricted stock awards or to the extent that a bonus is required by a valid employment contract;

•	A prohibition on any compensation plan that would encourage manipulation of the Company’s reported earnings for the purposes of enhancing employee compensation;

•	A requirement for the Company’s Chief Executive Officer and Chief Financial Officer to provide certain certifications regarding the foregoing;

•	Certain requirements with respect to the Company’s Personnel and Compensation Committee;

•	A requirement to adopt a company-wide policy regarding excessive or luxury expenditures;

•	A requirement to permit a nonbinding “say on pay” shareholder vote to be included in the Company’s proxy statement with respect to an annual meeting of stockholders; and

•
Authorizing the Secretary of the U.S. Treasury to review certain compensation paid to the Company’s Senior Executive Officers and the next 20 most highly-compensated employees to determine whether any such payments were inconsistent with the purposes of the foregoing.

The new Section 111 set forth in ARRA provides that the Secretary of the U.S. Treasury and/or the SEC shall promulgate regulations to implement the foregoing requirements and restrictions.  In light of the amendments to Section 111 of EESA included in ARRA, the Company intends to evaluate and amend any employment agreements, benefit plans and other arrangements, and take any other action necessary to ensure compliance with the applicable requirements.  In addition, the Company has provided for a nonbinding “say on pay” shareholder vote on the Company’s executive pay policies and procedures for the Annual Meeting.  See Proposal 2.

Post-Employment Payments

Pension Plan.  The Bank participated in a multiple-employer noncontributory tax-qualified defined benefit plan (the “Retirement Plan”) for eligible employees until July 1, 2008.  Effective July 1, 2008 the Bank’s Retirement Plan was frozen, eliminating all future benefit accruals.  The Bank continuously monitors the benefits offered to its employees and following an analysis of benefit preferences, costs, and priorities, the Bank determined to suspend future benefit accruals under the Retirement Plan.

Employee Stock Ownership Plan and Trust. The Bank has established an employee stock ownership plan (“ESOP”) for eligible employees which now provides for discretionary contributions by the Bank.  The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Internal Revenue Code.  Employees with a 12-month period of employment with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate.

Contributions to the ESOP, if any, are allocated to eligible participants in an amount that is proportional to the amount of compensation recognized by the ESOP in the year of allocation for each participant with such compensation being recognized by the ESOP up to annual amounts specified by the Internal Revenue Service each year.  All shares were allocated as of year end December 31, 2007.  No subsequent contributions have been made.

The Bank’s contributions to the ESOP will not be fixed, so benefits payable under the ESOP cannot be estimated.  The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees.  Under the ESOP, any allocated shares for which the ESOP Trustee does not receive voting instructions will be voted in a manner calculated to most accurately reflect the instructions the ESOP Trustee has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of ERISA.

Nonqualified Deferred Compensation Plan.  The purpose of the SERP is to provide certain executive employees with additional income for retirement and other personal financial goals.  The SERP is an unfunded, nonqualified deferred compensation plan that provides for discretionary contributions by the Company and also offers eligible executives the opportunity to defer the receipt of a portion of their compensation in a manner that defers taxation of such income.  Amounts credited as NEO deferrals or Company contributions are 100% vested in the participant at all times and are credited with interest income each January 1.  Distributions may be made, in lump sum or installments over a period selected by the participant, upon a participant’s separation from service, attainment of age 65, permanent disability, or death.  The Company amended and restated the SERP in December 2008 to comply with the final regulations issued under Section 409A.

PROPOSAL 2

ADVISORY PROPOSAL ON THE COMPANY'S
PAY POLICIES AND PROCEDURES

The Board of Directors believes that the Company’s compensation policies and procedures are strongly aligned with the long-term interests of shareholders. The Board of Directors also believes that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue.  As discussed above under “Executive Compensation—Troubled Asset Relief Program—Capital Purchase Program Matters,” ARRA requires the Company to permit a nonbinding shareholder vote to approve the compensation of the Named Executive Officers as disclosed in this proxy statement under “Executive Compensation.” Thus, the Board of Directors has included this proposal seeking shareholder approval of the Company’s executive compensation practices.

This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

“Resolved, that the shareholders approve the overall executive pay policies and procedures employed by the Company, as set forth in the Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT contained in the Company's Proxy Statement for its 2009 Annual Meeting.”

Because your vote is advisory, it will not be binding upon the Board. However, the Personnel and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “FOR” approval of this resolution.

Director Compensation

Fee Arrangements.  Currently, non-employee directors receive monthly fees of $550, an additional director’s fee of $425 for each monthly meeting attended and $150 for each committee meeting attended.  Non-employee directors who serve as Audit Committee Chair receive $225 for committee meetings.  All other board committee chairpersons receive $175 for each committee meeting attended.  The Company paid Board and Committee fees totaling $66,345 to its directors for the fiscal year ended December 31, 2008.

Equity Compensation Plans.  Directors of the Company are eligible to receive grants of options or restricted stock pursuant to the Company’s equity compensation plans.  All options are granted with an exercise price per share equal to the fair market value of a share of Common Stock on the date of the option grant.  On April 25, 2008, each director received a grant of 400 shares of restricted stock which will vest on April 25, 2009.

The following table sets forth information regarding compensation earned by the non-employee directors of the Company during the last fiscal year.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Paul F. Bognanno	11,850	12,201	24,051
Randall L. Minear	13,600	12,201	25,801
Melvin R. Schroeder	13,825	12,201	26,026
Robert H. Singer, Jr.	13,620	12,201	25,821
Mark M. Thompson	13,450	12,201	25,651

(1)	Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the fiscal year, whether such fees were paid currently or deferred.

(2)
Represents the compensation cost recognized for the fiscal year for restricted stock awards of the Company to the director, regardless of the year in which granted and calculated in accordance with FAS 123R for financial statement purposes.  For more information concerning the assumptions used for these calculations, please refer to Note 11 of the Notes to the Consolidated Financial Statements included in the 2008 Annual Report to shareholders, attached as Exhibit 13.1 to the Annual Report on From 10-K to be filed with the SEC.

Transactions With Certain Related Persons

From time to time the Bank makes loans to its and the Company’s officers and directors, which loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

Pursuant to the Bank’s Insider Loan Policy, a majority of the disinterested members of the entire Board of Directors must approve in advance any extension of credit to any executive officer, director, or principal shareholder and their related interests if the aggregate of all extensions of credit to that insider and his or her related interests exceeds the lesser of 5% of the Bank’s capital or $500,000. The interested party may not participate in the deliberations or voting on such an extension of credit.  In addition, subject to certain limited exceptions, the Bank may lend an executive officer no more than the greater of $25,000 or 2.5% of the Bank’s capital and surplus, but in no event more than $100,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and certain officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports of ownership furnished to the Company or the Bank, or written representations that no forms were necessary, the Company believes that, during the last fiscal year, all reports required pursuant to Section 16(a) for the last fiscal year were timely filed by all persons known by us to be required to file such reports with respect to our securities.

ADDITIONAL INFORMATION

Date for Submission of Shareholder Proposals

Under the proxy solicitation regulations of the SEC, if you wish to submit a proposal to be included in the Company’s Proxy Statement for the 2010 Annual Meeting, we must receive it by November ___, 2009.  SEC rules contain standards as to whether shareholder proposals are required to be included in the Proxy Statement.  Any such proposal will be subject to 17 C.F.R. 240.14a-8 of the rules and regulations promulgated by the SEC.

In addition, under the Company’s Bylaws, if you wish to nominate a director or bring other business before an annual meeting (which is not included in the proxy statement for the 2010 Annual Meeting), you must be a shareholder of record and have given timely notice in writing to the Secretary of the Company, according to the procedures set forth in the Company’s Bylaws.  If the 2010 Annual Meeting is held on a day that is within thirty (30) days preceding the anniversary of this year’s meeting, we must receive your notice at least sixty (60) days in advance of the 2010 Annual Meeting.  If the 2010 Annual Meeting is held on or after the anniversary of the 2009 Annual Meeting, we must receive your notice at least ninety (90) days in advance of the 2010 Annual Meeting.  Finally, if our 2010 Annual Meeting is held on a date which is outside the time periods set forth above, we must receive your notice by the close of business on the tenth (10th) day following the date on which notice of the 2010 Annual Meeting is first given to shareholders as provided in the Company’s Bylaws.

By Order of the Board of Directors,

/s/ Corinna R. King

Corinna R. King
Secretary

Fort Dodge, Iowa
March ___, 2009

Appendix A
North Central Bancshares, Inc.
Nominating and Corporate Governance Committee Charter

January 27, 2006

Purpose

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) shall be to assist the board of directors (the “Board”) of North Central Bancshares, Inc. (the “Company”) in identifying qualified individuals to become Board members and officers of the Company, in determining the composition of the Board and its committees, in developing and implementing a process to assess Board effectiveness and in developing and implementing the Company's corporate governance guidelines.

Membership and Appointment

The Committee shall consist of no fewer than three members, each of whom shall meet the criteria for independence established by the rules and regulations of the Nasdaq Stock Market and who the Board has affirmatively determined does not have a material relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Members of the Committee shall be appointed annually by the Board and shall serve at the pleasure of the Board. Notwithstanding the foregoing, no director shall serve on the Committee in any capacity in any year during which such director's term as a director is scheduled to expire.

Meetings and Procedures

The Committee shall have a chairperson who must, and a secretary who may but need not be, a member of the Committee. The Board shall designate the chairperson of the Committee and the Committee shall designate the secretary for the Committee. If the Board does not designate a chairperson, or if the chairperson shall not be present at a meeting, the Committee shall select its own chairperson.

The Committee shall establish its own rules of procedure, which shall be consistent with the bylaws of the Company and this Charter. The Committee shall meet at least two times annually at regularly scheduled times and places determined by the Committee's chairperson, and may meet more frequently, or take action by unanimous written consent, as circumstances require. A meeting may be called by the chairperson of the Committee or by majority of the members of the Committee. Notice of any meeting shall be given by the person or persons calling the meeting given to each other member of the Committee at least 48 hours prior to the meeting. Notice may be given in the same fashion as permitted for notice of Board meetings pursuant to the Company's bylaws and applicable law. A meeting shall be deemed properly called if each member of the Committee shall have received notice given as aforesaid or, prior to the conclusion of the meeting, shall have signed a written waiver of notice.

A quorum shall consist of at least a majority of the voting members of the Committee. The vote of a majority of the voting members present at any meeting at which a quorum exists, including the chairperson of the committee who shall be eligible to vote, shall constitute the action of the Committee.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Following each of its meetings, the Committee shall report its actions and recommendations to the Board. The secretary of the Committee shall keep written minutes of its meetings, which minutes shall be subject to approval by the members of the Committee and, once approved, shall be maintained with the books and records of the Company.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees, as the committee may deem appropriate in its sole discretion.

Nominations by Shareholders

Shareholders may recommend nominees for election to the Board, in a manner consistent with Company's bylaws, as set forth under Article V, Section V thereof, this Charter and any guidelines established by the Committee.

Committee Authority and Responsibilities

The Committee shall have the following authority and responsibilities:

Identification and Evaluation of Board of Directors Candidates

1.	The Committee shall develop criteria, to be approved by the full Board, for the selection of directors and, when appropriate, conduct searches for individuals qualified to become members of the Board.

2.
The Committee shall evaluate the validity of any shareholder nominees for election as directors in accordance with the qualifications and procedures set forth in Article V of the Company's bylaws. The Committee shall consider, obtain information regarding, interview and evaluate any valid shareholder nominees for election as directors in accordance with the criteria developed by the Board.

3.	The Committee shall select, and recommend to the Board for its approval, nominees for election as directors, taking into account the criteria approved by the Board.

Evaluation of Board of Directors Effectiveness

4.
The Committee shall develop criteria for the evaluation of the Board and its members and shall annually assess the performance of incumbent Board members and the Board as a whole. Such assessment shall be discussed with the full Board and, as appropriate, the Committee shall recommend changes, including, but not limited to, changes in Board size and composition and in Board policies and procedures.

Corporate Governance Matters

5.
The Committee shall review the Board's committee structure and annually recommend to the Board, for its approval, directors to serve as members of each committee. The Committee shall recommend to the Board additional committee members to fill vacancies as needed, taking into account the criteria approved by the Board. The Committee shall recommend to the Board individual directors to be designated as chairpersons of the Board committees. Notwithstanding the foregoing, the members of the Committee shall be appointed by the full Board, without recommendation by the Committee. The Board shall also, without recommendation by the Committee, be responsible for filling vacancies in, and appointing chairpersons of, the Committee.

6.
The Committee shall develop and recommend to the Board for its approval a set of corporate governance guidelines. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

7.	The Committee shall review and assess the adequacy of this charter at least annually and, as appropriate, recommend changes to the Board for its approval.

8.	The Committee shall periodically review and assess the Company's Certificate of Incorporation and bylaws and, as appropriate, recommend changes to the Board for its approval.

9.	The Committee shall consider any other corporate governance issues that may arise from time to time, and to develop appropriate recommendations for the Board.

In undertaking its responsibilities, the Committee may retain or terminate, in its sole discretion, any search firm to be used to identify director candidates and to approve the search firm's fees and other retention terms. The Committee shall also have authority to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion.